UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2017

pSivida Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 27, 2017, pSivida Corp. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of May 10, 2017, the record date for the Special Meeting, there were 39,356,999 shares of Common Stock issued and outstanding and entitled to vote on the proposals presented at the Special Meeting, of which 28,696,440, or 72.91%, were present in person or represented by proxy, which constituted a quorum. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting.

Proposal 1.	Ratification of the issuance of 5,100,000 shares of common stock pursuant to Australian Securities Exchange (“ASX”) Listing Rule 7.4 to refresh the Company’s capacity to issue shares of common stock without prior stockholder approval pursuant to ASX Listing Rule 7.1.

The Company’s stockholders ratified the issuance by the Company between March 1, 2017 and May 9, 2017 of 5,100,000 shares of Common Stock (equivalent to 5,100,000 CHESS Depositary Interests) under the At Market Issuance Sales Agreement the Company entered into with FBR Capital Markets & Co. dated February 8, 2017, pursuant to a registration statement filed by the Company with the U.S. Securities and Exchange Commission (“SEC”), and the accompanying prospectus supplement that the Company filed with the SEC on February 8, 2017. The voting on this proposal is set forth below:

For	Against	Abstain	Non Votes
14,703,116	1,838,123	186,744	11,968,457

Proposal 2.	Amendment to the Company’s Restated Certificate of Incorporation

The Company’s stockholders approved the adoption of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 60,000,000 shares to 120,000,000 shares. The voting on this proposal is set forth below:

For	Against	Abstain
22,312,009	6,366,794	17,637

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

pSivida Corp.

Date: June 29, 2017	By:	/s/ Nancy Lurker

	Name:	Nancy Lurker
	Title	President and Chief Executive Officer